UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2007

MEXICAN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-28234	76-0493269
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1135 EDGEBROOK, HOUSTON, TEXAS 77034-1899
(Address of principal executive offices)                                                                                     (Zip Code)

(Registrant's telephone number, including area code): (713) 943-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(d) On August 17, 2007, Lloyd Fritzmeier was elected to join Mexican Restaurants, Inc. Board, replacing J. Stuart Sargent, who resigned from the Board on August 17, 2007 to pursue other interests.  The appointment of Mr. Fritzmeier as a director was not pursuant to any agreement or understanding between Mr. Fritzmeier and any third party.

Mr. Fritzmeier, age 63, has extensive experience in the restaurant industry, formerly serving as Chief Operating Officer of Garden Fresh Restaurant Corporation, and President and Chief Executive Officer of Arby’s Franchise Association.  Mr. Fritzmeier has an MBA from Columbia Business School in New York City and a BA in Business Administration from the University of Miami.  Mr. Fritzmeier has been appointed to serve as a member of the Company’s Audit Committee.  In addition, Lou Neeb, a current director, will replace Mr. Sargent on the Company’s Compensation/Stock Option Committee, which will be chaired by Cara Denver, a current director.

A copy of the press release describing certain of these management changes is attached as Exhibit 99.1 hereto.

Item 9.01.                      Financial Statements and Exhibits.

(c)           Exhibits.

The following is attached as Exhibit 99.1 to this Current Report on Form 8-K:

99.1           Mexican Restaurants, Inc. press release dated August 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXICAN RESTAURANTS, INC.

Date: August 23, 2007	By: /s/ Andrew J. Dennard
Name: Andrew J. Dennard Title: Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Mexican Restaurants, Inc. press release dated August 23, 2007